                                                                    Exhibit 99.1

                          RIVIERA HOLDINGS CORPORATION
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com

FOR FURTHER INFORMATION:

AT THE COMPANY:                             INVESTOR RELATIONS CONTACT:
Mark Lefever, Treasurer and CFO             Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                        (208) 241-3704 Voice
(702) 794-9442 Fax                          (208) 232-5317 Fax
Email: mlefever@theriviera.com              Email: betsytruax_hartman@msn.com

FOR IMMEDIATE RELEASE:

      RIVIERA HOLDINGS RETAINS JEFFERIES & COMPANY TO EXPLORE STRATEGIC AND
                             FINANCIAL ALTERNATIVES

      LAS VEGAS, NEVADA (MAY 11, 2007) Riviera Holdings Corporation (Amex:RIV)
today announced that it has retained Jefferies & Company, Inc. as its financial advisor to assist it in exploring a range of strategic and financial alternatives in order to enhance shareholder value. These alternative include, but are not limited to, a sale of the entire Company.

      "Our hiring of a financial advisor is a continuation of our efforts to thoroughly consider all opportunities to maximize shareholder value," said
William L. Westerman, Chairman, President and chief Executive Officer. "We understand that our prime location on the Las Vegas Strip has enormous market value, as well as having appreciated significantly. We are committed to working with Jefferies to maximize this value, as well as that of our other assets, for our shareholders."

FORWARD-LOOKING STATEMENTS:

      This news release contains "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended, which we believe are reasonable at the present time. These forward-looking statements involve significant uncertainties as to whether we will achieve future growth and success. Our actual results and actual events may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

ABOUT RIVIERA HOLDINGS:

      Riviera Holdings Corporation owns and operates the Riviera Hotel and
Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk,
Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.
For additional information, please visit the Company's website at
www.rivierahotel.com.

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